UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2022

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2022, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Eisai Co., Ltd (“Eisai”), pursuant to which the Company has agreed to acquire from Eisai the U.S. rights for FYCOMPA® (perampanel) CIII. FYCOMPA® is the first and only non-competitive AMPA receptor antagonist approved for epilepsy. Additionally, Eisai and the Company have entered into an agreement under which the Company has been granted an exclusive option period to review, evaluate and negotiate to acquire a rare epilepsy asset currently in Eisai’s pipeline.

Under the terms of the Purchase Agreement, the Company will pay a $160 million upfront payment at closing. Additionally, the Company will be obligated to pay a milestone payment in the amount of $25 million if patent exclusivity for FYCOMPA® is extended by the PTO from May 2025 until June 2026. Finally, after the loss of patent exclusivity for FYCOMPA®, the Company may be obligated to pay certain royalties to Eisai on net sales of FYCOMPA®. The acquisition is structured as an all-cash purchase with no financing contingencies and is expected to be completed during the first quarter of 2023, subject to customary closing conditions and regulatory clearances in the United States. Each of the Company and Eisai have made customary representations, warranties, covenants and indemnities in the Purchase Agreement.

As part of the acquisition transaction, the parties have negotiated and will enter into at the closing of the asset purchase: (i) a short term Transition Services Agreement (the “Transition Services Agreement”) and (ii) a longer term Supply Agreement (the “Supply Agreement”). Under the Transition Services Agreement, a U.S. subsidiary of Eisai will provide commercial and manufacturing services to the Company for a period of 180 days following the closing of the asset purchase (or such longer period as is set forth in the Transition Services Agreement), for which it will be paid service and other amounts in return for such services, all as more particularly set forth in the Transition Services Agreement. Further, under the Supply Agreement, Eisai will manufacture FYCOMPA® for the Company for a period of seven years (or such longer period as is set forth in the Supply Agreement) following the closing of the asset purchase in return for a purchase price for the product determined under the terms of the Supply Agreement.

The foregoing descriptions of the Purchase Agreement, the form of Transition Services Agreement, and the form of Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 2.1, Exhibit 10.1, and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the timing and ability of the parties to consummate the transaction contemplated by the Purchase Agreement, satisfaction of conditions in connection with the Transaction, the parties’ ability to meet expectations regarding the timing and completion of the transaction and any other statements containing the words “believes,” expects,” “anticipates,” “plans,” “estimates,” and similar expressions, are forward-looking statements. These forward-looking statements are based on the Company’s current intentions, beliefs and expectations regarding future events. The Company cannot guarantee that any forward-looking statement will be accurate. The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from expectations. The reader is, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, the Company does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Item 8.01	Other Events

On December 19, 2022, the Company issued a press release announcing the Purchase Agreement and related transactions. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1*	Asset Purchase Agreement by and between Eisai and the Company, dated as of December 17, 2022 (certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed).

10.1	Form of Transition Services Agreement between Eisai, Inc., a subsidiary of Eisai, and the Company (certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed).

10.2	Form of Supply Agreement between Eisai and the Company (certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed).

99.1	Press release issued by the Company on December 19, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: December 22, 2022

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